                                                            Exhibit 24
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Know all by these presents that the undersigned hereby makes, constitutes and appoints Gjon N. Nivica, Jr., James R. Peacock III or Adam R. Santosuosso,
or any of them signing singly, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission
("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934
or any rules or regulations of the SEC;

(2) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including any amendments thereto) with respect to the securities of Celanese
Corporation, a Delaware corporation (the "Company"), with the United States
Securities and Exchange Commission and any national securities exchanges, as considered necessary or advisable under Section 16(a) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act");

(3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in Celanese's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(4) perform any and all other acts which in the discretion of such attorney-
in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, such attorney-
in-fact to act in their discretion on information provided to such attorney-
in-fact without independent verification of such information;

(2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither Celanese nor such attorneys-in-fact assumes

(i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act,

(ii) any liability of the undersigned for any failure to comply with such requirements, or

(iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, will lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney will remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

/s/ Steven M. Sterin
Signature

Name: Steven M. Sterin

Dated: 1/31/11

Witness:
/s/ Helen Land
Signature

Name: Helen Land
Dated:  1/31/2011